UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013

FIRST FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2440 Mall Drive, Charleston, South Carolina  29406
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (843) 529-5933

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 27, 2013, the Board of Directors of First Financial Holdings, Inc. (the “Company”) approved the adoption of the 2013 Management Incentive Plan (the “Incentive Plan”).  The Incentive Plan is designed to provide annual cash incentive awards to key personnel to recognize and reward the achievement of corporate and/or individual performance goals when such objectives are met.

The Incentive Plan will be administered by the Compensation Committee of the Board of Directors.  Subject to the terms of the Incentive Plan, the Compensation Committee designates the employees of the Company who are eligible to participate in the Incentive Plan, establishes the performance goals for eligible participants for use in determining participant awards, a payout matrix or formula against which actual performance will be measured to determine the amount or level of awards, and any individual performance criteria applicable to a participant.  Awards will be generally determined by reference to a specified percentage of a participant’s salary based on the payout matrix or formula for the performance metrics and goals established for the plan year. Cash payments will be made as soon as administratively practicable after determination of the awards by the Compensation Committee.  The Compensation Committee’s determination shall include a certification in writing that the performance goals and any other material terms of the award were satisfied.

In order to be eligible for an award under the Incentive Plan, a participant must be actively employed by the Company through the date of payment of the amount of the actual award.  The Compensation Committee, in its sole discretion may authorize full or partial payments of awards to a participant who terminates employment prior to the payment date by reason of death, disability or in such other circumstances as the Compensation Committee may determine.

The Board of Directors may terminate, suspend or modify the Incentive Plan at any time, provided that no such action will preclude payment of awards for a completed plan year were previously approved by the Compensation Committee but not yet paid.

For 2013, the Compensation Committee selected the following performance metrics for determining award levels under the Incentive Plan shall be net income, net charge-offs, total revenue and efficiency ratio. The Incentive Plan weighs the performance measures as follows:

Performance Metric	Weight
Net Income	40%
Net Charge-Offs	20%
Total Revenues	20%
Efficiency Ratio	20%

           Based on the attainment of the 2013 performance goals, the Compensation Committee established the following participant award opportunities for the 2013 plan year, subject to any adjustment authorized by the Incentive Plan:

Incentive Plan Award Opportunities
Role	Threshold	Target	Maximum
President & Chief Executive Officer	30%	60%	90%
Executive Vice President	15%	30%	45%
Senior Vice President1	10%	25%	38%

1 Senior Vice Presidents who are full participants in a sales incentive plan will not be eligible for participation in the Incentive Plan.

The Incentive Plan is being filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	First Financial Holdings, Inc. 2013 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC. (Registrant)

Date: July 1, 2013	By:	/s/ Robert L. Davis
Robert L. Davis
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Financial Holdings, Inc. 2013 Management Incentive Plan